Exhibit 99.3

The information in this preliminary prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus supplement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

[FORM OF PROSPECTUS SUPPLEMENT TO BE USED IN
CONJUNCTION WITH FUTURE RIGHTS OFFERINGS](1)

PROSPECTUS SUPPLEMENT
(to Prospectus dated , 20 )

OFS Credit Company, Inc.

Up to [         ] Shares of
Common Stock
Issuable Upon
Exercise of Rights

We are a non-diversified, externally managed closed-end management investment company that has registered as an investment company under the Investment Company Act of 1940 (the “1940 Act”). Our primary investment objective is to generate current income, with a secondary objective to generate capital appreciation. Under normal market conditions, we will invest at least 80% of our assets, or net assets plus borrowings, in floating rate credit instruments and other structured credit investments, including: (i) collateralized loan obligation (“CLO”) debt and subordinated (i.e., residual or equity) securities; (ii) traditional corporate credit investments, including leveraged loans and high yield bonds; (iii) opportunistic credit investments, including stressed and distressed credit situations and long/short credit investments; and (iv) other credit-related instruments. The CLOs in which we intend to invest are collateralized by portfolios consisting primarily of below investment grade U.S. senior secured loans with a large number of distinct underlying borrowers across various industry sectors. As part of the 80%, we may also invest in other securities and instruments that are related to these investments or that our investment adviser believes are consistent with our investment objectives, including senior debt tranches of CLOs, and loan accumulation facilities. Loan accumulation facilities are short- to medium-term facilities often provided by the bank that will serve as the placement agent or arranger on a CLO transaction. Loan accumulation facilities typically incur leverage between three and six times prior to a CLO’s pricing. The CLO securities in which we primarily seek to invest are unrated or rated below investment grade and are considered speculative with respect to timely payment of interest and repayment of principal. Unrated and below investment grade securities are also sometimes referred to as “junk” securities. In addition, the CLO equity and subordinated debt securities in which we will invest are highly leveraged (with CLO equity securities typically being leveraged 9 to 13 times), which magnifies our risk of loss on such investments. These investment objectives are not fundamental policies of ours and may be changed by our board of directors (the “Board”) on 60 days’ notice to our stockholders. See “Business” in the accompanying prospectus.

(1) In addition to the sections outlined in this form of prospectus supplement, each prospectus supplement actually used in connection with an offering conducted pursuant to the registration statement to which this form of prospectus supplement is attached will be updated to include such other information as may then be required to be disclosed therein pursuant to applicable law or regulation as in effect as of the date of each such prospectus supplement, including, without limitation, information particular to the terms of each security offered thereby and any related risk factors or tax considerations pertaining thereto. This form of prospectus supplement is intended only to provide a rough approximation of the nature and type of disclosure that may appear in any actual prospectus supplement used for the purposes of offering securities pursuant to the registration statement to which this form of prospectus supplement is attached, and is not intended to and does not contain all of the information that would appear is any such actual prospectus supplement, and should not be used or relied upon in connection with any offer or sale of securities.)

Our Investment Adviser is OFS Capital Management, LLC which we refer to as “OFS Advisor” or the “Advisor.” OFS Advisor is registered as an investment adviser with the SEC and, as of [ ], 20[ ], had approximately $[ ] billion of committed assets under management for investment in CLO securities and other investments. The Advisor manages our investments subject to the supervision of our Board.

We are issuing [transferable/non-transferable] rights to our stockholders of record, or record date stockholders, as of 5:00 p.m., New York City time, on [ ], 20[ ], or the record date. The rights entitle holders of rights, or rights holders, to subscribe for an aggregate of up to [ ] shares of our common stock. Record date stockholders will receive [one right for each share of common stock owned on the record date. The rights entitle the holder to purchase one new share of common stock for every two rights held, which we refer to as the basic subscription right, and record date stockholders who fully exercise their rights will be entitled to subscribe, subject to certain limitations and pro-rata allocation, for additional shares that remain unsubscribed as a result of any unexercised rights.]

The subscription price is $[ ] per share. The rights will expire if they are not exercised by 5:00 p.m., New York City time, on [ ], 20[ ], the expiration date of this offering, unless extended. We, in our sole discretion, may extend the period for exercising the rights. You will have no right to rescind your subscription after receipt of your payment of the subscription price except as described in this prospectus supplement.

This offering will dilute the ownership interest and voting power of the common stock owned by stockholders who do not fully exercise their subscription rights. Stockholders who do not fully exercise their subscription rights will, upon completion of the offering, own a smaller proportional interest in us than before the offering. Further, because the net proceeds per share from the offering may be lower than our then current net asset value (“NAV”) per share, the offering may reduce our NAV per share. After giving effect to the sale of shares of our common stock in this offering, assuming all rights are exercised at the subscription price of $[ ] per share and our receipt of the estimated net proceeds from that sale, our “pro forma” NAV would have been approximately $[ ] million, or approximately $[ ] per share, representing an immediate dilution of approximately $[ ] per share to our existing stockholders. See "Dilution".

Our common stock is traded on the NASDAQ Capital Market under the symbol, “OCCI”. On [ ], 20[ ], the last reported sales price on the NASDAQ Capital Market for our common stock was $[ ] per share. The NAV per share of our common stock as of [ ], 20[ ] was $[ ].

Investing in our common stock involves a high degree of risk, including the risk of a substantial loss of investment. Before purchasing any shares of our common stock, you should read the discussion of the principal risks of investing in our common stock, which are summarized in “Risk Factors” beginning on page 20 of the accompanying prospectus.

Please read this prospectus supplement and the accompanying prospectus before investing in our common stock and keep each for future reference. This prospectus supplement and the accompanying prospectus contain important information about us that a prospective investor ought to know before investing in our common stock. We file annual and semi-annual reports, proxy statements and other information with the Securities and Exchange Commission. This information is available free of charge by contacting us at 10 S. Wacker Drive, Suite 2500, Chicago, IL 60606 or by telephone at (847) 734-2000, or on our website at www.ofscreditcompany.com. Information contained on our website is not incorporated by referenced into this prospectus supplement or the accompanying prospectus, and you should not consider information contained on our website to be part of this prospectus supplement or the accompanying prospectus. The Securities and Exchange Commission also maintains a website at http://www.sec.gov that contains information about us.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Subscription Price	$	$
Sales load(1)	$	$
Proceeds before expenses to the Company(2)	$	$

(1)
In connection with this offering, [ ], the dealer manager for this offering, will receive a fee for their financial advisory, marketing and soliciting services equal to [ ]% of the subscription price per share for each share issued pursuant to the exercise of rights, including pursuant to the over-subscription privilege.

(2)
Total offering expenses payable by us, excluding sales load, are estimated to be $[ ]. Estimated net proceeds to us after expenses will be $[ ] assuming all of the rights are exercised at the subscription price of $[ ] per share.

Prospectus Supplement dated , 20 .

 TABLE OF CONTENTS
PROSPECTUS SUPPLEMENT

Page
About this Prospectus Supplement	S-1
Summary	S-2
The Rights Offering	S-9
Fees and Expenses	S-12
Risk Factors	S-14
Cautionary Statement Regarding Forward-Looking Statements	S-16
Capitalization	S-17
Use of Proceeds	S-18
Dilution	S-17
Price Range of Common Stock and Distributions	S-20
The Offer	S-23
Legal Matters	S-32
Experts	S-32
Available Information	S-32

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the terms of this rights offering and also adds to and updates information contained in the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information and disclosure. To the extent the information contained in this prospectus supplement differs from or is additional to the information contained in the accompanying prospectus, you should rely only on the information contained in this prospectus supplement. Please carefully read this prospectus supplement and the accompanying prospectus together with the additional information described under the headings “Available Information” and “Risk Factors” included in this prospectus supplement and the accompanying prospectus, respectively, before investing in our common stock.

Neither we nor the underwriters have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained in this prospectus supplement or the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of any offer to buy any security other than the registered securities to which they relate, nor do they constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction or to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. The information contained in this prospectus supplement and the accompanying prospectus is accurate as of the dates on their respective covers. Our financial condition, results of operations and prospects may have changed since those dates. To the extent required by law, we will amend or supplement the information contained in this prospectus supplement and the accompanying prospectus to reflect any material changes subsequent to the date of this prospectus supplement and the accompanying prospectus and prior to the completion of any offering pursuant to this prospectus supplement and the accompanying prospectus.

SUMMARY

The following summary contains basic information about this subscription rights offering pursuant to this prospectus supplement and the accompanying prospectus. It is not complete and may not contain all the information that is important to you. For a more complete understanding of the offering of shares of our common stock pursuant to this prospectus supplement, we encourage you to read this entire prospectus supplement and the accompanying prospectus, and the documents to which we have referred in this prospectus supplement and the accompanying prospectus. Together, these documents describe the specific terms of the shares we are offering. You should carefully read the sections entitled “Risk Factors,” “Business” and our consolidated financial statements included in the accompanying prospectus.

Throughout this prospectus supplement, we refer to OFS Credit Company, Inc. and any of its consolidated subsidiaries as the “Company,” “we,” “us” or “our;” OFS Capital Management, LLC as “OFS Advisor” or the “Advisor;” and OFS Capital Services, LLC as “OFS Services” or the “Administrator.”

Overview

We are a non-diversified, externally managed closed-end management investment company that has registered as an investment company under the 1940 Act. Our primary investment objective is to generate current income, with a secondary objective to generate capital appreciation. We have elected to be treated for U.S. federal income tax purposes, and intend to qualify annually as a regulated investment company (“RIC”) under subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).

Under normal market conditions, we will invest at least 80% of our assets, or net assets plus borrowings, in floating rate credit-based instruments and other structured credit investments, including: (i) CLO debt and subordinated (i.e., residual or equity) securities; (ii) traditional corporate credit investments, including leveraged loans and high yield bonds; (iii) opportunistic credit investments, including stressed and distressed credit situations and long/short credit investments; and (iv) other credit-related instruments. The CLOs in which we intend to invest are collateralized by portfolios consisting primarily of below investment grade U.S. senior secured loans with a large number of distinct underlying borrowers across various industry sectors. As part of the 80%, we may also invest in other securities and instruments that are related to these investments or that the Advisor believes are consistent with our investment objectives, including senior debt tranches of CLOs and loan accumulation facilities. The amount that we invest in these other securities and instruments may vary from time to time and, as such, may constitute a material part of our portfolio on any given date, all as based on the Advisor’s assessment of prevailing market conditions. The CLO securities in which we will primarily seek to invest are unrated or rated below investment grade and are considered speculative with respect to timely payment of interest and repayment of principal. Unrated and below investment grade securities are also sometimes referred to as “junk” securities. In addition, the CLO equity and subordinated debt securities in which we will invest are highly leveraged (with CLO equity securities typically being leveraged 9 to 13 times), which magnifies our risk of loss on such investments. These investment objectives are not fundamental policies of ours and may be changed by our Board on 60 days’ notice to our stockholders. See “Business” in the accompanying prospectus.

OFS Advisor manages our investments subject to the supervision of our Board. On an ongoing basis, the OFS Advisor actively monitors each investment and may sell positions if circumstances have changed from the time of investment or if the Advisor believes it is in our best interest to do so.

Distributions

In order to qualify as a RIC and to avoid corporate level tax on the income we distribute to our stockholders, we are required, under Subchapter M of the Code, to distribute at least 90% of our ordinary income and short-term capital gains to our stockholders on an annual basis.

The following table reflects the cash distributions, including distributions reinvested and returns of capital, if any, per share that we have declared on our common stock to date.

Months Ended	Record Date	Payment Date	Distributions Per Share
Fiscal 2020
January 31, 2020	January 24, 2020	January 31, 2020	$0.170
Fiscal 2019
December 31, 2019	December 24, 2019	December 31, 2019	$0.170
November 30, 2019	November 22, 2019	November 29, 2019	$0.170
October 31, 2019	October 24, 2019	October 31, 2019	$0.167
September 30, 2019	September 23, 2019	September 30, 2019	$0.167
August 31, 2019	August 23, 2019	August 30, 2019	$0.167
July 31, 2019	July 24, 2019	July 31, 2019	$0.167
June 30, 2019	June 21, 2019	June 28, 2019	$0.167
May 31, 2019	May 24, 2019	May 31, 2019	$0.167
April 30, 2019	April 23, 2019	April 30, 2019	$0.167
March 31, 2019	March 22, 2019	March 29, 2019	$0.167
February 28, 2019	February 21, 2019	February 28, 2019	$0.167
January 31, 2019	January 14, 2019	January 31, 2019	$0.167
December 31, 2018	December 10, 2018	December 31, 2018	$0.167
November 30, 2018	November 12, 2018	November 30, 2018	$0.167
Fiscal 2018
October 31, 2018	November 5, 2018	November 16, 2018	$0.113(1)

(1)	The amount of the distribution was proportionately reduced to reflect the number of days remaining in the month after the completion of our IPO.

The actual amount of future distributions, if any, remain subject to approval by our Board, and there can be no assurance that the monthly distributions will always be $0.170 per share of common stock. We have paid distributions to date from post-IPO earnings, including interest and capital gains generated by our investment portfolio. However, if we do not generate sufficient taxable earnings during any applicable monthly period, the distribution may constitute a return of capital, which is a return of a portion of a stockholder’s original investment in shares of our common stock.

If our distributions from reported earnings exceed our “investment company taxable income” (“ICTI”) in a tax year, such excess will represent a return of capital to our stockholders. Additionally, in order to maintain a stable level of distributions, we may pay out less than all of our investment income or pay out accumulated undistributed income in addition to current net investment income. To the extent that our net investment income for any year exceeds the total quarterly distributions paid during the year, we intend to make a special distribution at or near year-end of such excess amount as may be required to qualify for RIC tax treatment. Over time, we expect that substantially all of our ICTI will be distributed.

We generally intend to reinvest the capital returned to us from our investments. However, GAAP may require us to characterize all or a portion of our non-taxable (i.e., return of capital) distributions from our CLO investments as interest income. See “Risk Factors - Risks Related to Our Investments - CLO investments involve complex documentation and accounting considerations” in the accompanying prospectus.

We have adopted a distribution reinvestment plan (“DRIP”) that provides for reinvestment of our distributions and other distributions on behalf of our stockholders, unless a stockholder elects to receive cash as provided below. As a result, if our Board authorizes, and we declare, a cash distribution, then our stockholders who have not “opted out” of the DRIP will have their cash distribution automatically reinvested in additional shares of our common stock, rather than receiving the cash distribution. See “Distribution Reinvestment Plan” in the accompanying prospectus. Dividend and capital gains distributions generally are taxable to our stockholders whether they are reinvested in shares of our common stock or received in cash.

Use of Proceeds From Prior Offerings

Since the closing of our initial public offering on October 10, 2018 and including [ ] subsequent offerings on [ ] we have invested approximately $[ ] million of the cumulative net proceeds we received from our initial public offering (including the proceeds received from the underwriters' partial exercise of the over-allotment option) and subsequent offerings, representing approximately [ ]% of those cumulative proceeds. Consistent with our investment objective, these investments were made in equity tranches of CLOs.

OFS Advisor

Our investment activities are managed by OFS Advisor, our investment adviser. OFS Advisor is responsible for sourcing potential investments, conducting research and diligence on potential investments, collateral managers, and placement agents, analyzing investment opportunities, structuring our investments and monitoring our investments and portfolio companies on an ongoing basis. OFS Advisor is a registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and a wholly-owned subsidiary of Orchard First Source Asset Management, LLC (“OFSAM”), our parent company prior to the completion of our IPO. OFSAM is owned by Richard Ressler, Bilal Rashid, Jeffrey A. Cerny, and other affiliates of OFS Advisor. OFSAM and affiliates of OFS Advisor purchased 330,000 shares of our common stock in the IPO and 165,175 shares of our common stock in our subscription rights offering in August 2019.

Our relationship with OFS Advisor is governed by and dependent on the Investment Advisory and Management Agreement by and between us and OFS Advisor (the “Investment Advisory Agreement”) and may be subject to conflicts of interest. OFS Advisor provides us with advisory services in exchange for a base management fee and incentive fee. Our Board is charged with protecting our interests by monitoring how OFS Advisor addresses these and other conflicts of interest associated with its management services and compensation. While our Board is not expected to review or approve each borrowing or incurrence of leverage, our independent directors will periodically review OFS Advisor’s services and fees as well as its portfolio management decisions and portfolio performance.

OFSAM makes experienced investment professionals, all of whom are employees of OFSAM, available to OFS Advisor through an intercompany agreement with Orchard First Source Capital, Inc., OFSAM's staffing subsidiary. These OFS personnel provide us with access to deal flow that OFS generates in the ordinary course of its businesses and committed members of OFS Advisor’s investment committee. As our investment adviser, OFS Advisor is obligated to allocate investment opportunities among us and any other clients fairly and equitably over time in accordance with its allocation policy.

OFS Advisor capitalizes on the deal origination and sourcing, underwriting, due diligence, investment structuring, execution, portfolio management and monitoring experience of OFS’s professionals. The senior investment team of OFS, including Bilal Rashid, Jeff Cerny, Glen Ostrander and Kenneth A. Brown (collectively, the “Senior Investment Team”), provides services to OFS Advisor. These professionals have developed a broad network of contacts within the investment community, averaging over 20 years of investing experience, including structuring and investing in CLOs, as well as investing in assets that will constitute the underlying assets held by the CLOs in which we will invest.

We believe that the complementary, yet highly specialized, skill set of each member of the Senior Investment Team provides the Advisor with a competitive advantage in its CLO-focused investment strategy.

OFS Administrator

OFS Services, an affiliate of OFS Advisor, provides the administrative services necessary for us to operate. OFS Services furnishes us with office facilities and equipment, necessary software licenses and subscriptions and clerical, bookkeeping and recordkeeping services at such facilities. OFS Services oversees our financial reporting as well as prepares our reports to stockholders and all other reports and materials required to be filed with the SEC or any other regulatory authority. OFS Services also manages the determination and publication of our NAV, and the preparation and filing of our tax returns and generally monitors the payment of our expenses and the performance of administrative and professional services rendered to us by others.

Investment Focus

Our primary investment objective is to generate current income, with a secondary objective to generate capital appreciation. Under normal market conditions, we invest at least 80% of our assets, or net assets plus borrowings, in floating rate credit-based instruments and other structured credit investments including (i) CLO debt and subordinated (i.e., residual or equity) securities; (ii) traditional corporate credit investments, including leveraged loans and high yield bonds;

(iii) opportunistic credit investments, including stressed and distressed credit situations and long/short credit investments; and (iv) other credit-related instruments. The CLOs in which we intend to invest are collateralized by portfolios consisting primarily of below investment grade U.S. senior secured loans with a large number of distinct underlying borrowers across various industry sectors. As part of the 80%, we may also invest in other securities and instruments that are related to these investments or that the Advisor believes are consistent with our investment objectives, including senior debt tranches of CLOs and loan accumulation facilities. The amount that we invest in these other securities and instruments may vary from time to time and, as such, may constitute a material part of our portfolio on any given date, all as based on the Advisor’s assessment of prevailing market conditions. The CLO securities in which we will primarily seek to invest are unrated or rated below investment grade and are considered speculative with respect to timely payment of interest and repayment of principal. Unrated and below investment grade securities are also sometimes referred to as “junk” securities.”

Our investments in CLOs are comprised primarily of investments in the equity tranches and, to a lesser extent, the subordinated debt tranches of CLOs. We intend to focus on securitization vehicles that pool portfolios of primarily below investment grade U.S. senior secured loans, which pools of underlying assets are often referred to as a CLO’s “collateral.” The vast majority of the portfolio of most CLOs consists of first lien senior secured loans although the CLO collateral manager is typically able to invest up to approximately 10% of the portfolio in other assets, including second lien loans, unsecured loans, debtor-in-possession loans and fixed rate loans.

CLO Structural Elements

CLOs are generally required to hold a portfolio of assets that is highly diversified by underlying borrower and industry and is subject to certain asset concentration limitations. Most CLOs are structured to allow for reinvestment of proceeds of repayments of assets over a specific period of time (typically four to five years). We intend to target cash flow CLOs, for which the terms and covenants of the structure are typically based primarily on the cash flow generated by, and the par value (as opposed to the market price) of, the CLO collateral. These covenants include collateral coverage tests, interest coverage tests and collateral quality tests. CLO payment provisions are detailed in a CLO’s indenture and are referred to as the “priority of payments” or “waterfall.”

A CLO funds the purchase of its investment portfolio through the issuance of CLO equity and debt instruments in the form of multiple, primarily floating-rate debt, tranches. The CLO debt tranches typically have a stated coupon and are rated “AAA” (or its equivalent) at the most senior level down to “BB” or “B” (or its equivalent), which is below investment grade, at the most junior level by Moody’s Investor Service, Inc., S&P and/or Fitch, Inc. Unrated and below investment grade and unrated securities are sometimes referred to as “junk” securities. CLO debt tranches are not impacted by defaults and realized losses until total losses exceed the value of the equity tranche.

The CLO equity tranche, which is in the first loss position, is unrated and subordinated to the debt tranches and typically represents approximately 8% to 11% of a CLO’s capital structure. A CLO’s equity tranche represents the first loss position in the CLO. The holders of CLO equity tranche interests are typically entitled to any cash reserves that form part of the structure when such reserves are permitted to be released. The CLO equity tranche captures available payments at the bottom of the payment waterfall, after operational and administrative costs of the CLO and servicing of the debt securities. Economically, the equity tranche benefits from the difference between the interest received from the investment portfolio and the interest paid to the holders of debt tranches of the CLO structure. Should a default or decrease in expected payments to a particular CLO occur, that deficiency typically first affects the equity tranche in that holders of that position generally will be the first to have their payments decreased by the deficiency.

Each tranche within a typical CLO has voting rights on any amendments that would have a material effect on such tranche. Neither the debt tranches nor equity tranche of CLOs have voting rights on the management of the underlying investment portfolio. The holders of the equity tranches of CLOs typically have the right to approve and/or replace the CLO collateral manager after such CLO manager has triggered a default. The equity tranche of a CLO also typically has the ability to call the debt tranches following a non-call period. Debt tranches of CLOs typically do not have the right to call the other CLO security tranches.

Generally, the loans underlying the CLOs in which we expect to invest will have financial maintenance covenants, which are used to proactively address materially adverse changes in a portfolio company’s financial performance. However, some of the loans underlying the CLOs in which we invest may be referred to as “covenant-lite” loans. We use the term “covenant-lite” to refer generally to loans that do not have a complete set of financial maintenance covenants. Generally, “covenant-lite” loans provide borrower companies more freedom to negatively impact lenders because their covenants are incurrence-based, which means they are only tested and can only be breached following an affirmative action of the borrower, rather than by a deterioration in the borrower’s financial condition. Typically, the indenture governing a CLO will permit only a certain percentage of the loans underlying a CLO to be "covenant lite." Accordingly, to the extent we are exposed to “covenant-lite” loans, we may have a greater risk of loss on such investments as compared to investments in or exposure to loans with financial maintenance covenants.

The CLO structure highlighted below is a hypothetical structure provided for illustrative purposes only and the structure of CLOs in which we will invest may vary substantially from the example set forth below.

The Syndicated Senior Loan Market

Senior secured loans represent a large and mature segment of the U.S. corporate credit market. According to [ ], as of [ ], 20[ ], the amount of institutional senior secured loans outstanding was approximately $[ ] trillion.

Broadly syndicated senior secured loans are typically originated and structured by banks on behalf of corporate borrowers with proceeds often used for leveraged buyout transactions, mergers and acquisitions, recapitalizations, refinancings, and financing capital expenditures. Broadly syndicated senior secured loans are typically distributed by the arranging bank to a diverse group of investors primarily consisting of: CLOs; senior secured loan and high yield bond mutual funds; closed-end funds, hedge funds, banks, insurance companies; and finance companies. According to [ ], CLOs represent the largest source of capital for institutional senior secured loans, representing a range of approximately [ ]% to [ ]% of the demand for newly issued highly leveraged loans from 20[ ] through [ ], 20[ ].

Senior secured loans are floating rate instruments, typically making quarterly interest payments based on a spread over the London Interbank Offered Rate (“LIBOR”). LIBOR is based on rates that contributor banks in London charge each other for interbank deposits and is typically used to set coupon rates on floating rate debt securities.

We believe that senior secured loans have historically represented an attractive and stable base of collateral for CLOs. In particular, the primary attributes of senior secured loans include:

•	Senior: Senior position in a company’s capital structure

•	Secured: First lien security interest in a company’s assets

•	Floating Rate: Reduces interest rate risk associated with fixed rate bonds

•	Low LTV: On average, senior secured loans historically have had a loan-to-value ratio of approximately 40% - 60% at the time of origination

In the current environment, we believe the above attributes seem particularly desirable.

Investment Opportunity

CLOs generally do not face refinancing risk on the CLO debt since a CLO’s indenture requires that the maturity dates of a CLO’s assets (typically 5 - 8 years from the date of issuance of a senior secured loan) be shorter than the maturity date of the CLO’s liabilities (typically 11 - 12 years from the date of issuance). In the current market environment, we expect investment opportunities in CLO equity to present more attractive risk-adjusted returns than CLO debt, although we expect to make investments in CLO debt and related investments, in certain cases, to complement the CLO equity investments that we make. As market conditions change, our investment focus may vary from time to time between CLO equity and CLO debt investments.

We believe that CLO equity has the following attractive fundamental attributes:

•
Potential for strong absolute and risk-adjusted returns: We believe that CLO equity offers the potential for attractive, risk-adjusted total returns compared to the returns experienced in the U.S. public equity markets.

•
Expected shorter duration high-yielding credit investment with the potential for high quarterly cash distributions: Relative to certain other high-yielding credit investments such as mezzanine or subordinated debt, CLO equity is expected to have a shorter payback period with higher front-end loaded quarterly cash flows during the early years of a CLO’s life.

•
Expected protection against rising interest rates: Because a CLO’s asset portfolio is typically comprised primarily of floating rate loans and the CLO’s liabilities are also generally floating rate instruments, we expect CLO equity to provide potential protection against rising interest rates whenever LIBOR exceeds above the average minimum interest rate or "LIBOR floor" on a CLO’s assets. However, CLO equity is still subject to other forms of interest rate risk.

•
Expected low-to-moderate correlation with fixed income and equity markets: Because CLO assets and liabilities are primarily floating rate, we expect CLO equity investments to have a low-to-moderate correlation with U.S. fixed income securities. In addition, because CLOs generally allow for the reinvestment of principal during the reinvestment period regardless of the market price of the underlying collateral provided the CLO remains in compliance with its covenants, we expect CLO equity investments to have a low-to-moderate correlation with the U.S. public equity markets.

CLO securities are also subject to a number of risks as discussed in more detail in the “Risk Factors” section of the accompanying prospectus. Among our primary targeted investments, the risks associated with CLO equity are generally greater than those associated with CLO debt.

Summary Risk Factors

The value of our assets, as well as the market price of our common stock, will fluctuate. Our investments should be considered risky, and you may lose all or part of your investment in us. Investors should consider their financial situation and needs, other investments, investment goals, investment experience, time horizons, liquidity needs and risk tolerance before investing in our common stock. An investment in our common stock may be speculative in that it involves a high degree of risk and should not be considered a complete investment program. We should be evaluated primarily as a long-term investment vehicle, and our securities are not an appropriate investment for a short-term trading strategy. We can offer no assurance that the returns on our investments will be commensurate with the risk of investment in us, nor can we provide any assurance that enough appropriate investments that meet our investment criteria will be available.

The following is a summary of certain principal risks of an investment in us. See “Risk Factors” in the accompanying prospectus for a more complete discussion of the risks of investing in our common stock, including certain risks not summarized below.

•
Limited Operating History. We are a non-diversified, closed-end management investment company with limited operating history as such. Additionally, our Advisor has never previously managed a registered closed-end investment company.

•
Fair Valuation of Our Portfolio Investments. Typically, there will not be a public market for the type of investments in which we invest. As a result, we will value these securities at least quarterly, or more frequently as may be required from time to time, at fair value. Our determinations of the fair value of our investments have a material impact on our net earnings through the recording of unrealized appreciation or depreciation of investments and may cause our NAV on a given date to materially understate or overstate the value that we may ultimately realize on one or more of our investments.

•	Key Personnel Risk. We are dependent upon the key personnel of OFS Advisor for our future success.

•
Conflicts of Interest Risk. Our executive officers and directors, and the Advisor and its officers and employees, including the Senior Investment Team, have several conflicts of interest as a result of the other activities in which they engage. See “Conflicts of Interest” in the accompanying prospectus.

•
Incentive Fee Risk. Our incentive fee structure may incentivize the Advisor to pursue investments on our behalf that are riskier or more speculative than would be the case in the absence of such compensation arrangement and use leverage in a manner that adversely impacts our performance.

•
Tax Risks. If we fail to qualify for tax treatment as a RIC under the Code for any reason or become subject to corporate-level U.S. federal income tax, the resulting corporate taxes could substantially reduce our net assets, the amount of income available for distribution and the amount of our distributions.

•	Distributions and Dividend Risk. There is a risk that our stockholders may not receive distributions or dividends and that our distributions or dividends may not grow over time.

•
Market Risks. A disruption or downturn in the capital markets and the credit markets could impair our ability to raise capital, impair the availability of suitable investment opportunities for us and negatively affect our business.

•	Non-Diversification Risk. We are a non-diversified investment company under the 1940 Act and may hold a narrower range of investments than a diversified fund under the 1940 Act.

•
Leverage Risk. The use of leverage, whether directly or indirectly through investments such as CLO equity or subordinated debt securities that inherently involve leverage, may magnify our risk of loss. CLOs are typically highly leveraged (typically 9 - 13 times), and therefore the CLO equity of subordinated debt securities in which we intend to invest are subject to a higher risk of loss since the use of leverage magnifies losses.

•
Risks of Investing in CLOs and Other Structured Finance Securities. CLO and structured finance securities present risks similar to other credit investments, including default (credit), interest rate and prepayment risks. In addition, CLOs and other structured finance securities are typically governed by a complex series of legal documents and contracts, which increases the possibility of disputes over the interpretation and enforceability of such documents. In addition, a collateral manager or trustee of a CLO may not properly carry out its duties to the CLO, potentially resulting in loss to the CLO. CLOs are also leveraged vehicles and are subject to leverage risk.

•
Risks of Investing in the Subordinated or Equity Tranche of CLOs. We may invest in the subordinated notes that comprise a CLO's equity tranche, which are junior in priority of payment and are subject to certain payment restrictions generally set forth in an indenture governing the notes. In addition, CLO equity and subordinated notes generally do not benefit from any creditors’ rights or ability to exercise remedies under the indenture governing the notes. The subordinated notes are not guaranteed by another party. Subordinated notes are subject to greater risk than the secured notes issued by the CLO. CLOs are typically highly levered, typically utilizing 9 - 13 times leverage, and therefore the CLO equity and subordinated debt securities in which we intend to invest are subject to a higher risk of loss. There can be no assurance that distributions on the assets held by the CLO will be sufficient to make any distributions or that the yield on the subordinated notes will meet our expectations.

•
First Loss Risk of CLO Equity and Subordinated Securities. CLO equity and subordinated debt securities that we may acquire are subordinated to more senior tranches of CLO debt. If a CLO breaches a covenant, excess cash flow that would otherwise be available for distribution to the CLO equity tranche investors is diverted to prepay CLO debt investors in order of seniority until such time as the covenant breach is cured. If the covenant breach is not or cannot be cured, the CLO equity investors (and potentially other debt tranche investors) may experience a partial or total loss of their investment. For this reason, CLO equity investors are often referred to as being in a first loss position. CLO equity and subordinated debt securities are subject to increased risks of default relative to the holders of superior priority interests in the same securities. In addition, at the time of issuance, CLO equity securities are under-collateralized in that the liabilities of a CLO at inception exceed its total assets. Though not exclusively, we will typically be in a first loss or subordinated position with respect to realized losses on the assets of the CLOs in which we are invested.

•
High Yield Investment Risks. The CLO equity and subordinated debt securities that we will acquire are typically unrated or rated below investment grade and are therefore considered “high yield” or “junk” securities and are considered speculative with respect to timely payment of distributions or interest and reinvestment or repayment of principal. The senior secured loans and other credit-related assets underlying CLOs are also typically high yield investments that are below investment grade. Investing in CLO equity and subordinated debt securities and other high yield investments involves greater credit and liquidity risk than investment grade obligations, which may adversely impact our performance. High-yield investments, including collateral held by CLOs in which we invest, generally have limited liquidity. As a result, prices of high-yield investments have at times experienced significant and rapid decline when a substantial number of holders (or a few holders of a significantly large “block” of the securities) decide to sell. In addition, we (or the CLOs in which we invest) may have difficulty disposing of certain high-yield investments because there may be a thin trading market for such securities.

•
Limited Investment Opportunities Risk. The market for CLO securities is more limited than the market for other credit related investments. Sufficient investment opportunities for our capital may not be available.

•
Interest Rate Risk. The price of certain of our investments may be significantly affected by changes in interest rates. Although interest rates in the United States continue to be relatively low compared to historic averages, a continuation of the current rising interest rate environment may increase our exposure to risks associated with interest rates. Moreover, interest rate levels may be impacted by extraordinary monetary policy initiatives, the effect of which is impossible to predict with certainty. Additionally, there may be a mismatch in the rate at which CLOs earn interest and the rate at which CLOs pay interest on their debt tranches, which can negatively impact the cash flows on a CLO’s equity tranche and may in turn adversely affect our cash flows and results of operations.

•
Credit Risk. If (1) a CLO in which we invest, (2) an underlying asset of any such CLO or (3) any other type of credit investment in our portfolio declines in price or fails to pay interest or principal when due because the issuer or debtor, as the case may be, experiences a decline in its financial status, our income, NAV and/or market price may be adversely impacted.

•
Prepayment Risk. The assets underlying the CLO securities in which we invest are subject to prepayment by the underlying corporate borrowers. In addition, the CLO securities and related investments in which we invest are subject to prepayment risk. If we or a CLO collateral manager are unable to reinvest prepaid amounts in a new investment with an expected rate of return at least equal to that of the investment repaid, our investment performance will be adversely impacted.

•
Liquidity Risks. To the extent we invest in illiquid instruments, we would not be able to sell such investments at prices that reflect our assessment of their fair value or the amount paid for such investments by us. Specifically, the subordinated or equity tranche CLO securities we intend to acquire are illiquid investments and subject to extensive transfer restrictions, and no party is under any obligation to make a market for subordinated notes. At times, there may be no market for subordinated notes, and we may not be able to sell or otherwise transfer subordinated notes at their fair value, or at all, in the event that we determine to sell them.

•
Counterparty Risks. We may be exposed to counterparty risk, which could make it difficult for us or the CLOs in which we invest to collect on obligations, thereby resulting in potentially significant losses.

•
Loan Accumulation Facilities Risk. Investments in loan accumulation facilities, which acquire loans on an interim basis that are expected to form part of a CLO, may expose us to market, credit and leverage risks. In particular, in the event a planned CLO is not consummated, or the loans held in a loan accumulation facility are not eligible for purchase by the CLO, we may be responsible for either holding or disposing of the loans. This could expose us primarily to credit and/or mark-to-market losses and other risks.

•
Hedging Risks. Hedging transactions seeking to reduce risks may result in poorer overall performance than if we had not engaged in such hedging transactions, and they may also not properly hedge our risks.

•
Derivatives Risks. Derivative instruments in which we may invest may be volatile and involve various risks different from, and in certain cases greater than, the risks presented by more traditional instruments. A small investment in derivatives could have a large potential impact on our performance, effecting a form of investment leverage on our portfolio. In certain types of derivative transactions, we could lose the entire amount of our investment; in other types of derivative transactions the potential loss is theoretically unlimited.

•
Currency Risk. Although we intend to primarily make investments denominated in U.S. dollars, we may make investments denominated in other currencies. Our investments denominated in currencies other than U.S. dollars will be subject to the risk that the value of such currency will decrease in relation to the U.S. dollar.

•	Common Stock Risks.

◦
Shares of closed-end management investment companies, including the Company, have in the past frequently traded at discounts to their net asset values, and we cannot assure you that the market price of shares of our common stock will not decline below our net asset value per share.

◦	Our common stock price may be volatile and may decrease substantially.

•	Rights Offering Risks.

◦
We may terminate the rights offering at any time prior to delivery of the shares of our common stock offered hereby, and neither we nor the subscription agent will have any obligation to you except to return your subscription payments, without interest.

◦	Your economic and voting interest in us may be substantially diluted as a result of this rights offering.

◦	The market price of our common stock may decline following this offering and our shares of common stock may trade at significant discounts to net asset value.

See “Risk Factors” beginning on page 20 of the accompanying prospectus. In addition, the other information included in this prospectus supplement and the accompanying prospectus contains a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

Operating and Regulatory Structure

OFS Credit Company is a Delaware corporation that is a non-diversified, externally managed closed-end management investment company that has registered as an investment company under the 1940 Act. As a registered closed-end fund, we are required to meet regulatory tests. See “Regulation as a Closed-End Management Investment Company” in the accompanying prospectus. We may also borrow funds to make investments. In addition, we have elected to be treated for U.S. federal income tax purposes, and intend to qualify annually hereafter, as a RIC under Subchapter M of the Code. See “U.S. Federal Income Tax Matters” in the accompanying prospectus.

Our investment activities are managed by OFS Advisor and supervised by our Board. OFS Advisor is an investment adviser that is registered under the Advisers Act. Under our Investment Advisory Agreement, we have agreed to pay OFS Advisor an annual base management fee based on our total equity base, which is defined as the NAV of shares of our common stock and the paid-in capital of our preferred stock, as well as an incentive fee. See “Management-Management and Other Agreements-Investment Advisory Agreementt” in the accompanying prospectus. We have also entered into an administration agreement with OFS Services, which we refer to as the “Administration Agreement,” under which we have agreed to reimburse OFS Services for our allocable portion of overhead and other expenses incurred by OFS Services in performing its obligations under the Administration Agreement, including rent, information technology, and our allocable portion of the cost of our officers, including our chief executive officer, chief financial officer, chief compliance officer, chief accounting officer, corporate secretary, and their respective staffs. See “Related Party Transactions and Certain Relationships-Administration Agreement” in the accompanying prospectus.

Our Corporate Information

Our offices are located at 10 S. Wacker Drive, Suite 2500, Chicago, IL 60606, and our telephone number is (847) 734-2000.

SUMMARY OF OFFERING

The following summary contains basic information about this rights offering pursuant to this prospectus. It is not complete and may not contain all the information that is important to you. For a more complete understanding of this rights offering pursuant to this prospectus, we encourage you to read this entire prospectus, and the documents to which we have referred in this prospectus. Together, these documents describe the specific terms of this rights offering. You should carefully read the section entitled “Risk Factors” included in this prospectus and the section entitled “Business” and our consolidated financial statements included in this prospectus.

THE RIGHTS OFFERING

The Offer

We are issuing to stockholders of record, or record date stockholders, on [ ], 20[ ], the record date, one [transferable/non-transferable] right for each share of our common stock held on the record date. Each holder of the rights, or rights holder, is entitled to subscribe for [one share of our common stock for every two rights held (1 for 2), which we refer to as the primary subscription right]. We will not issue fractional shares of our common stock upon the exercise of rights.

[The rights are non-transferable and will not be listed for trading on the NASDAQ Capital Market or any other stock exchange. The rights may not be purchased or sold and there will not be any market for trading the rights. The shares of common stock to be issued pursuant to this offering will be listed for trading on the NASDAQ Capital Market under the symbol “OCCI.”/ The rights are transferable and will be listed for trading on The NASDAQ Capital Market under the symbol “OCCI” during the course of this offer.]

[Affiliates of OFS Advisor (the "Affiliates") currently own approximately 13.1% of the Company's common stock. The Affiliates intend to commit to fully exercise all rights issued to them in connection with the offer.]

Subscription Price

The subscription price per share is $[ ].

[Over-Subscription Privilege

Record date stockholders who fully exercise all rights issued to them (other than those rights which cannot be exercised because they represent the right to acquire less than one share) are entitled to subscribe for additional shares of our common stock which were not subscribed for by other stockholders, which we refer to as the remaining shares. If sufficient remaining shares of our common stock are available, all record date stockholders’ over-subscription requests will be honored in full. Shares acquired pursuant to the over-subscription privilege are subject to certain limitations and pro rata allocations.]

Purpose of the Offer

Our Board of Directors has determined that it would be in the best interests of OFS Credit Company and its stockholders to increase the capital available for making additional investments, as well as to pay operating expenses and generally enhance our liquidity. We believe that we must have sufficient liquidity available to remain a credible source of capital. The offering will increase the capital available for us to make additional investments. The offering gives existing stockholders the right to purchase additional shares at a price that is expected to be below market without incurring any commission or charge, while providing us access to such additional capital resources. In connection with the approval of this rights offering, our Board considered, among other things, the following factors:

•	the subscription price relative to the market price and to our NAV per share, including the likelihood that the net proceeds per share may be below our then current NAV per share;

•	the increased capital to be available upon completion of the rights offering for us to make additional investments consistent with our investment objective;

•	the dilution to be experienced by non-exercising stockholders;

•	the dilutive effect, if any, the offering will have on the dividends per share we distribute subsequent to completion of the offering;

•	the terms and expenses in connection with the offering relative to other alternatives for raising capital, including fees payable to the dealer manager;
•	the size of the offering in relation to the number of shares outstanding;

•	[the fact that the rights will be listed on NASDAQ Capital Market during the subscription period;]

•	the market price of our common stock, both before and after the announcement of the rights offering;

•	the general condition of the securities markets; and

•	any impact on operating expenses associated with an increase in capital, including an increase in fees payable to OFS Advisor.

There can be no assurance of the amount of dilution that a stockholder will experience or that the rights offering will be successful.

[The purpose of setting the determination of the subscription price upon the expiration of the offer is to attract the maximum participation of stockholders in the offer, with minimum dilution to non-participating stockholders.]

[The transferable rights will allow non-participating stockholders the potential of receiving cash payment upon the sale of the rights, receipt of which may be viewed as partial compensation for the dilution of their interests.]

We cannot assure you of the amount of dilution, if any, that a stockholder will experience, that the current offering will be successful, or that by increasing the size of our available equity capital, our aggregate expenses and, correspondingly, our expense ratio will be lowered. In addition, the management fee we pay to OFS Advisor is based upon our “Total Equity Base.” “Total Equity Base” means the NAV of shares of our common stock and the paid-in capital of our preferred stock, including the Series A Term Preferred Stock.

[In determining that this offer was in our best interest and in the best interests of our stockholders, we have retained [ ], the dealer manager for this offering, to provide us with financial advisory, marketing and soliciting services relating to this offering, including advice with respect to the structure, timing and terms of the offer. In this regard, our Board considered, among other things, using a fixed pricing versus variable pricing mechanism, the benefits and drawbacks of conducting a non-transferable versus a transferable rights offering, the effect on us if this offer is not fully subscribed and the experience of the dealer manager in conducting rights offerings.]

[Although we have no present intention to do so, we may, in the future and in our discretion, choose to make additional rights offerings from time to time for a number of shares and on terms which may or may not be similar to this offer, provided that our Board of Directors must determine that each subsequent rights offering is in the best interest of our stockholders. Any such future rights offering will be made in accordance with the 1940 Act.]

[Sale of Rights

The rights are being issued in this offering only to holders of our common stock as of the record date and are non-transferable. Therefore, only the underlying shares of common stock, and not the rights, will be admitted for trading on the NASDAQ Capital Market./ The rights are evidenced by a subscription certificate and are transferable until , (or if the offer is extended, until the extended expiration date). The rights will be listed for trading on The NASDAQ Capital Market under the symbol “OCCI”. We and the dealer manager will use our best efforts to ensure that an adequate trading market for the rights will exist. However, no assurance can be given that a market for the rights will develop. Trading in the rights on The NASDAQ Capital Market may be conducted until close of trading on The NASDAQ Capital Market on [ ], 20[ ] (or, if the offer is extended, until the extended expiration date).]

Use of Proceeds

We intend to use the net proceeds from this offering to acquire investments in accordance with our investment objectives and strategies described in this prospectus and for general working capital purposes. We currently anticipate being able to deploy the proceeds from this offering within three months after the completion of the offering, depending on the availability of appropriate investment opportunities consistent with our investment objectives and market conditions. See “Use of Proceeds.”

Amendments and Termination

We reserve the right to amend the terms and conditions of this offering, whether the amended terms are more or less favorable to you. We will comply with all applicable laws, including the federal securities laws, in connection with any such amendment. In addition, we may, in our sole discretion, terminate the rights offering at any time prior to delivery of the shares of our common stock offered hereby. If this rights offering is terminated, all rights will expire without value and the subscription agent will return as soon as practicable all exercise payments, without interest.

Dilutive Effects

Any stockholder who chooses not to participate in the offering should expect to own a smaller interest in us upon completion of the offering. The offering will dilute the ownership interest and voting power of stockholders who do not fully exercise their basic subscription rights. Further, because the net proceeds per share from the offering may be lower than our then current net asset value per share, the offering may reduce our net asset value per share. The amount of dilution, if any, that a stockholder may experience could be substantial.

How to Obtain Subscription Information

•	Contact your broker-dealer, trust company, bank or other nominee where your rights are held, or

•	Contact the information agent [ ], at [ ]. Broker-dealers and nominees may call [ ].

How to Subscribe

•	Deliver a completed subscription certificate and payment to the subscription agent by the expiration date of the rights offering.

Subscription Agent

[ ] (the "Subscription Agent") will act as the subscription agent in connection with this offer.

Information Agent

[ ] (the "Information Agent") will act as the information agent in connection with this offer. You may contact the Information Agent with questions at [ ]. Broker-dealers and nominees may call [ ].

[Distribution Arrangements

[ ] will act as dealer manager for the offer. Under the terms and subject to the conditions contained in the dealer manager agreement, the dealer manager will provide financial advisory services and marketing assistance in connection with the offering and will solicit the exercise of rights and participation in the over-subscription privilege by our stockholders. The offer is not contingent upon any number of rights being exercised. We have agreed to pay the dealer manager a fee for its financial advisory, marketing and soliciting services equal to [ ]% of the subscription price per share for shares issued pursuant to the exercise of rights, including pursuant to the over-subscription privilege. The dealer manager may reallow a portion of its fees to other broker-dealers that have assisted in soliciting the exercise of rights.]

Important Dates to Remember

Record Date
Subscription Period	(1)
Expiration Date	(1)
Deadline for Delivery of Subscription Certificates and Payment for Shares(2)	(1)
Confirmations Mailed to Participants	(1)
Final Payment for Shares	(1)

(1)	Unless the offer is extended.

(2)	Participating rights holders must, by the expiration date of the offer (unless the offer is extended), deliver a subscription certificate and payments for shares.

FEES AND EXPENSES

The following table is intended to assist you in understanding the costs and expenses that you will bear directly or indirectly as a stockholder. The expenses shown in the table under “Estimated Annual Expenses” are based on estimated amounts for the next twelve months of operations. The following table should not be considered a representation of our future expenses. Actual expenses may be greater or less than shown.

Stockholder transaction expenses:
Sales load (as a percentage of offering price)		%(1)
Offering expenses borne by us (as a percentage of offering price)		%(2)
Dividend reinvestment plan expenses	None	(3)
Total stockholder transaction expenses (as a percentage of offering price)		%
Estimated Annual expenses (as a percentage of net assets attributable to common stock):
Base management fee	[ ]	%(4)
Incentive fees payable under our investment advisory agreement	[ ]	%(5)
Interest payments on borrowed funds	[ ]	%(6)
Other expenses (estimated)	[ ]	%(7)
Total annual expenses (estimated)	[ ]	%(8)

(1)
The Company has agreed to pay the dealer manager a fee for its financial advisory, marketing and soliciting services equal to [ ]% of the aggregate subscription price for the shares issued pursuant to the offer. See “The Offer - Distribution Arrangements.”

(2)
Amount reflects estimated offering expenses of approximately $[ ], which assumes that the offer is fully subscribed. This amount excludes the fee that we have agreed to pay to the subscription agent, but includes reimbursement for its out-of-pocket expenses related to the offer, estimated to be $[ ]. See “The Offer - Distribution Arrangements.”

(3)
The expenses of the DRIP are included in “other expenses.” The plan administrator’s fees are paid by us. There are no brokerage charges or other charges to stockholders who participate in the plan except that, if a participant elects by written notice to the plan administrator to have the plan administrator sell part or all of the shares held by the plan administrator in the participant’s account and remit the proceeds to the participant, the plan administrator is authorized to deduct a $15.00 transaction fee plus a $0.10 per share brokerage commission from the proceeds. See “Distribution Reinvestment Plan” in the accompanying prospectus.

(4)
Assumes leverage projected to be incurred as of [ ], 20[ ] in the amount of [ ]% of net assets. We have agreed to pay the Advisor as compensation under the Investment Advisory Agreement a base management fee at an annual rate of 1.75% of our Total Equity Base, which means the NAV of shares of our common stock and the paid-in capital of our preferred stock, if any. These management fees are paid by our stockholders and are not paid by the holders of preferred stock, or the holders of any other types of securities that we may issue. See “Management - Management Fee and Incentive Fee” in the accompanying prospectus.

(5)
We have agreed to pay the Advisor as compensation under the Investment Advisory Agreement a quarterly incentive fee equal to 20% of our “Pre-Incentive Fee Net Investment Income” for the immediately preceding quarter, subject to a quarterly preferred return, or hurdle, of 2.00% of our NAV (8.00% annualized) and a catch-up feature. Pre-Incentive Fee Net Investment Income includes accrued income that we have not yet received in cash. No incentive fee is payable to the Advisor on realized capital gains. The incentive fee is paid to the Advisor as follows:
no incentive fee in any calendar quarter in which our Pre-Incentive Fee Net Investment Income does not exceed the hurdle of 2.00% of our NAV;
100% of our Pre-Incentive Fee Net Investment Income with respect to that portion of such Pre-Incentive Fee Net Investment Income, if any, that exceeds the hurdle but is less than 2.50% of our NAV in any calendar quarter (10.00% annualized). We refer to this portion of our Pre-Incentive Fee Net Investment Income (which exceeds the hurdle but is less than 2.50% of our NAV) as the “catch-up.” The “catch-up” is meant to provide the Advisor with 20% of our Pre-Incentive Fee Net Investment Income as if a hurdle did not apply if Pre-Incentive Fee Net Investment Income meets or exceeds 2.50% of our NAV in any calendar quarter; and
20% of the amount of our Pre-Incentive Fee Net Investment Income, if any, that exceeds 2.50% of our NAV in any calendar quarter (10.00% annualized) is payable to the Advisor (that is, once the hurdle is reached and the catch-up is achieved, 20% of all Pre-Incentive Fee Net Investment Income thereafter is paid to the Advisor).
Incentive fees in the table above are based on expected portfolio yields as of [ ], 20[ ]. Actual portfolio returns may differ, which directly impact incentive fees. See “Management - Management Fee and Incentive Fee” in the accompanying prospectus.

(6)
"Interest payments on borrowed funds" represents dividends payable on our $21.316 million of Series A Term Preferred Stock outstanding with a preferred rate equal to 7.83% per annum, including amortization of underwriting discounts and commissions of approximately $666,100 and offering expenses of approximately $167,900. We may incur, directly or indirectly, through one or more special purpose vehicles, indebtedness for borrowed money, as well as leverage in the form of preferred stock and other structures and instruments, in significant amounts and on terms that the Advisor and our Board deem appropriate, subject to applicable limitations under the 1940 Act. Any such borrowings do not include embedded or inherent leverage in CLO structures in which we intend to invest or in derivative instruments in which we may invest.

(7)	"Other expenses" are estimated for the projected expenses for the quarter ended [ ], 20[ ], annualized.
(8)
“Total annual expenses” is presented as a percentage of net assets attributable to common stockholders, because the holders of shares of our common stock will bear all of our fees and expenses, all of which are included in this fee table presentation. The indirect expenses that will be associated with our CLO equity investments are not included in the fee table presentation, but if such expenses were included in the fee table presentation then our total annual expenses would have been [ ]%.

EXAMPLE

The following example, required by the SEC, demonstrates the projected dollar amount of total cumulative expenses that would be incurred over various periods with respect to a hypothetical investment in us. In calculating the following expense amounts, we assumed we would maintain the current amount of leverage, that our operating expenses would remain at the levels set forth in the table above, that we pay the transaction expenses set forth in the table above, including a sales load of % paid by you (the commission to be paid by us with respect to common stock sold by us in this offering).

	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return	$	$	$	$

The example and the expenses in the tables above should not be considered a representation of our future expenses, and actual expenses may be greater or less than those shown. While the example assumes, as required by the SEC, a 5.0% annual return, our performance will vary and may result in a return greater or less than 5.0%. The incentive fee under the Investment Advisory Agreement, which, assuming a 5.0% annual return, would either not be payable or would have an insignificant impact on the expense amounts shown above, is not included in the example. Also, while the example assumes reinvestment of all dividends at net asset value, participants in our dividend reinvestment plan will receive a number of shares of our common stock, determined by dividing the total dollar amount of the dividend payable to a participant by the market price per share of our common stock at the close of trading on the dividend payment date, which may be at, above or below net asset value. See ‘‘Distribution Reinvestment Plan’’ in the accompanying prospectus for additional information regarding our dividend reinvestment plan.

RISK FACTORS

Investing in our common stock involves a number of significant risks. In addition to the other information contained in this prospectus, you should consider carefully the following information before making an investment in our common stock. The risks set out below are not the only risks we face, but they are the principal risks associated with an investment in us. Additional risks and uncertainties not presently known to us or not presently deemed material by us might also impair our operations and performance. If any of the following events occur, our business, financial condition and results of operations could be materially and adversely affected. In such case, our net asset value and the trading price of our common stock could decline, and you may lose all or part of your investment
.
Common stock of closed-end management investment companies have in the past frequently traded at discounts to their NAVs, and we cannot assure you that the market price of our Shares will not decline below our NAV per share.

Common stock of closed-end management investment companies have in the past frequently traded at discounts to their respective NAVs and our common stock may also be discounted in the market. This characteristic of closed-end management investment companies is separate and distinct from the risk that our NAV per share may decline. We cannot predict whether shares of our common stock will trade above, at or below our NAV per share. The risk of loss associated with this characteristic of closed-end management investment companies may be greater for investors expecting to sell shares of our common stock purchased in an offering soon after such offering. In addition, if our common stock trades below our NAV per share, we will generally not be able to sell additional common stock to the public at market price except (1) in connection with a rights offering to our existing stockholders, (2) with the consent of the majority of our common stockholders, (3) upon the conversion of a convertible security in accordance with its terms or (4) under such circumstances as the SEC may permit.

Our common stock price may be volatile and may decrease substantially.

The trading price of our shares of common stock may fluctuate substantially. The price of our shares of common stock that will prevail in the market after this offering may be higher or lower than the price you pay, depending on many factors, some of which are beyond our control and may not be directly related to our operating performance. These factors include, but are not limited to, the following:

•	price and volume fluctuations in the overall stock market from time to time;

•	investor demand for our shares;

•
significant volatility in the market price and trading volume of securities of registered closed-end management investment companies or other companies in our sector, which are not necessarily related to the operating performance of these companies;

•	changes in regulatory policies or tax guidelines with respect to RICs or registered closed-end management investment companies;

•	failure to qualify as a RIC or the loss of RIC status;

•	any shortfall in revenue or net income or any increase in losses from levels expected by investors or securities analysts;

•	changes, or perceived changes, in the value of our portfolio investments;

•	departures of any members of the Senior Investment Team;

•	operating performance of companies comparable to us; or

•	general economic conditions and trends and other external factors.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Due to the potential volatility of our share price, we may become the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and resources from our business.

We may terminate the rights offering at any time prior to delivery of the shares of our common stock offered hereby, and neither we nor the subscription agent will have any obligation to you except to return your subscription payments, without interest.

We may, in our sole discretion, decide not to continue with the rights offering or terminate the rights offering prior to the delivery of the shares of our common stock offered hereby by giving oral or written notice thereof to the subscription agent and making a public announcement thereof. If the rights offering is terminated, neither we nor the subscription agent will have any obligation to you. We will return as soon as possible all subscription payments, without interest or deduction.

We cannot assure you that we will be able to successfully deploy the proceeds of this offering within the timeframe we have contemplated.

We currently anticipate that substantially all of the net proceeds of this offering will be invested in accordance with our investment objectives within three months after the consummation of this offering, depending on the availability of appropriate investment opportunities consistent with our investment objectives and market conditions. To the extent we are unable to invest substantially all of the net proceeds of this offering within our contemplated timeframe after the completion of this offering, our investment income, and in turn our results of operations, will likely be materially adversely affected.

Your economic and voting interest in us, as well as your proportionate interest in our net asset value, may be diluted as a result of this rights offering.

Stockholders who do not fully exercise their rights should expect that they will, at the completion of the offer, own a smaller proportional interest in us, including with respect to voting rights, than would otherwise be the case if they fully exercised their rights. We cannot state precisely the amount of any such dilution in share ownership because we do not know at this time what proportion of the shares will be purchased as a result of the offer.

In addition because the subscription price is less than our net asset value per share, our stockholders will experience an immediate dilution of the aggregate net asset value of their shares as a result of the offer. This offering will also cause dilution in the dividends per share we are able to distribute subsequent to completion of the offering. In addition, our reported earnings per share will be retroactively adjusted to reflect the dilutive effects of this offering. See “Dilution.”

[Insert any additional relevant risk factors not included in the base prospectus.]

Given the risks described above, an investment in our Shares may not be appropriate for all investors. You should carefully consider your ability to assume these risks before making an investment in the Company.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain forward-looking statements that involve substantial risks and uncertainties. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about our company, our current and prospective portfolio investments, our industry, our beliefs, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained in this prospectus supplement and the accompanying prospectus involve risks and uncertainties, including statements as to:

•	our future operating results;

•	our business prospects and the prospects of a CLO vehicle’s portfolio companies;

•	the impact of investments that we expect to make;

•	our contractual arrangements and relationships with third parties;

•	the dependence of our future success on the general economy and its impact on the industries in which we invest;

•	the ability of a CLO vehicle’s portfolio companies to achieve their objectives;

•	our expected financings and investments;

•	the adequacy of our cash resources and working capital; and

•	the timing of cash flows, if any, from our investments.

These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:

•	an economic downturn could impair the ability of a CLO vehicle’s portfolio companies to continue to operate, which could lead to the loss of some or all of our investment in such CLO vehicle;

•	a contraction of available credit and/or an inability to access the equity markets could impair our investment activities;

•	interest rate volatility could adversely affect our results, particularly if we elect to use leverage as part of our investment strategy;

•
currency fluctuations could adversely affect the results of our investments in foreign companies, particularly to the extent that we receive payments denominated in foreign currency rather than U.S. dollars; and

•
the risks, uncertainties and other factors we identify in “Risk Factors” in the accompanying prospectus and elsewhere in this prospectus supplement, the accompanying prospectus and in our filings with the SEC.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. Important assumptions include our ability to originate new loans and investments, certain margins and levels of profitability and the availability of additional capital. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this prospectus supplement or the accompanying prospectus should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in “Risk Factors” in the accompanying prospectus and elsewhere in this prospectus supplement and the accompanying prospectus. You should not place undue reliance on these forward-looking statements, which apply only as of the respective dates of this prospectus supplement and the accompanying prospectus. However, we will update this prospectus supplement and the accompanying prospectus to reflect any material changes to the information contained herein. The forward-looking statements contained in this prospectus supplement and the accompanying prospectus are excluded from the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, (“Securities Act”).

CAPITALIZATION

The following table sets forth our capitalization as of [ ], 20[ ]:

•	on an actual basis;

•
on a pro forma basis to give effect to the completion of this offering and the application of the estimated net proceeds of this offering (as described under "Use of Proceeds"), assuming all rights are exercised at the subscription price of $[ ] per share:

[ ], 20[ ]
	Actual	Pro Forma(1) (Unaudited)
Assets:
Cash and cash equivalents	$	$
Investments at fair value
Other assets
Total assets

Liabilities:
Accrued liabilities and expenses
Mandatorily redeemable preferred stock, net of offering costs, par value $0.001 per share; [ ] shares authorized, [ ] issued and outstanding
Total liabilities

Net assets	$	$

(1)	Increase in assets in the “Pro Forma” column is due to the cash from the net proceeds of this offering.

USE OF PROCEEDS

Assuming this offer is fully subscribed at a subscription price of $[ ], the net proceeds of the offer will be approximately $[ ], after deducting dealer manager fees of approximately $[ ] and other expenses related to this offer payable by us estimated at approximately $[ ]. There can be no assurance that all the rights will be exercised in full, and our net proceeds could be substantially lower if only a portion of the rights are exercised.

We intend to use the net proceeds from the sale of our common stock pursuant to this prospectus to acquire investments in accordance with our investment objectives and strategies described in this prospectus and for general working capital purposes. We currently anticipate being able to deploy the proceeds from this offering within three months after the completion of the offering, depending on the availability of appropriate investment opportunities consistent with our investment objectives and market conditions. During this period, we will invest in temporary investments, such as cash, cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less, which we expect will have returns substantially lower than the returns that we anticipate earning from investments in CLO securities and related investments. We cannot assure you we will achieve our targeted investment pace, which may negatively impact our returns.

DILUTION

As of [ ], 20[ ], our net assets were $[ ], or approximately $[ ] per share. After giving effect to (i) the issuance of [ ] shares of common stock pursuant to our DRIP and (ii) the sale of shares of our common stock in this offering, assuming all rights are exercised at the subscription price of $[ ] per share, and our receipt of the estimated net proceeds from that sale, our “Pro Forma” net asset value would have been approximately $[ ], or approximately $[ ] per share, representing an immediate dilution of approximately $[ ] per share to our existing stockholders.

The following table illustrates the dilutive effect of this offering on NAV per share, and the dilutive effects of this offering on net investment income, net increase in net assets resulting from operations and distributions on a per share basis, assuming all rights are exercised at the subscription price of $[ ] per share:

	As of [ ], 20[ ] (unaudited)
	Actual	Pro Forma(2)
Net asset value	$		$(3)
Net asset value per common share	$		$(3)

	For three months ended of [ ], 20[ ] (unaudited)
	Actual	Pro Forma(2)
Net increase in net assets resulting from net investment income per common share.	$ (1)	$
Net increase in net assets resulting from operations per common share.	$ (1)	$

(1)	Basic and diluted, weighted average number of shares outstanding is [ ] as of [ ], 20[ ].

(2)
Assumes that on [ ], 20[ ], the beginning of the indicated period, actual amounts are adjusted as if (a) all rights were exercised at the subscription price of $[ ] per share and (b) [ ] shares of our common stock were issued upon exercise of such rights.

(3)	The dilution effect of this offering is [ ]% of net asset value as of [ ], 20[ ].

PRICE RANGE OF COMMON STOCK AND DISTRIBUTIONS

Our common stock is traded on the NASDAQ Capital Market under the symbol “OCCI.” The following table sets forth, for each fiscal quarter since our initial public offering, the NAV per share of our common stock, the high and low sales prices for our common stock, such sales prices as a percentage of NAV per share and quarterly distributions per share.

	NAV Per Share(1)	Price Range		Premium (Discount) of High Sales Price to NAV(2)	Premium (Discount) of Low Sales Price to NAV(2)	Cash Distribution per Share(3)
Period		High	Low
Fiscal 2020
First Quarter	*	$[ ]	$[ ]	*	*	*
Fiscal 2019
Fourth Quarter	$14.98	$17.65	$16.45	17.8%	9.8%	$0.167
Third Quarter	$17.44	$18.58	$17.00	6.5%	(2.5)%	$0.167
Second Quarter	$18.95	$19.00	$16.26	0.3%	(14.2)%	$0.167
First Quarter	$18.82	$19.00	$14.54	1.0%	(22.7)%	$0.167
Fiscal 2018
Fourth Quarter (from October 10, 2018 through October 31, 2018)	$20.11	$19.00	$16.93	(5.5)%	(15.8)%	$0.113

(1)
Net asset value per share is determined as of the last day in the relevant quarter and therefore may not reflect the net asset value per share on the date of the high and low sales prices. The net asset values shown are based on outstanding shares at the end of each period.

(2)	Calculated as the respective high or low intraday sales price divided by NAV.

(3)	Represents the cash distribution declared in the specified quarter.

*	Not determinable at the time of filing.

We intend to make regular quarterly cash distributions, payable monthly, of all or a portion of our reported earnings to stockholders, and at least 90% of our annual ICTI. Should our annual ICTI exceed our reported earnings, special distributions may be required to maintain our RIC status upon determination of our annual ICTI. We also intend to make at least annual distributions of all or a portion of our “net capital gains” (which is the excess of net long-term capital gains over net short-term capital losses). Our quarterly distributions, if any, will be determined by our Board. Any distributions to our stockholders will be declared out of assets legally available for distribution.

The following table reflects the cash distributions, including distributions reinvested and returns of capital, if any, per share that we have declared on our common stock since our IPO:

Months Ended	Record Date	Payment Date	Distributions Per Share
Fiscal 2020
January 31, 2020	January 24, 2020	January 31, 2020	$0.170
Fiscal 2019
December 31, 2019	December 24, 2019	December 31, 2019	$0.170
November 30, 2019	November 22, 2019	November 29, 2019	$0.170
October 31, 2019	October 24, 2019	October 31, 2019	$0.167
September 30, 2019	September 23, 2019	September 30, 2019	$0.167
August 31, 2019	August 23, 2019	August 30, 2019	$0.167
July 31, 2019	July 24, 2019	July 31, 2019	$0.167
June 30, 2019	June 21, 2019	June 28, 2019	$0.167
May 31, 2019	May 24, 2019	May 31, 2019	$0.167
April 30, 2019	April 23, 2019	April 30, 2019	$0.167
March 31, 2019	March 22, 2019	March 29, 2019	$0.167
February 28, 2019	February 21, 2019	February 28, 2019	$0.167
January 31, 2019	January 14, 2019	January 31, 2019	$0.167
December 31, 2018	December 10, 2018	December 31, 2018	$0.167
November 30, 2018	November 12, 2018	November 30, 2018	$0.167
Fiscal 2018
October 31, 2018	November 5, 2018	November 16, 2018	$0.113(1)

(1) The amount of the distribution was proportionately reduced to reflect the number of days remaining in the month after the completion of our IPO.

The actual amount of future distributions, if any, remain subject to approval by our Board, and there can be no assurance that the monthly distributions will always be $0.170 per share of common stock. We have paid distributions to date from post-IPO earnings, including interest and capital gains generated by our investment portfolio. However, if we do not generate sufficient taxable earnings during any applicable monthly period, the distribution may constitute a return of capital, which is a return of a portion of a stockholder’s original investment in shares of our common stock.

If our distributions from reported earnings exceed our ICTI in a tax year, such excess will represent a return of capital to our stockholders. Additionally, in order to maintain a stable level of distributions, we may pay out less than all of our investment income or pay out accumulated undistributed income in addition to current net investment income. To the extent that our net investment income for any year exceeds the total quarterly distributions paid during the year, we intend to make a special distribution at or near year-end of such excess amount as may be required to qualify for RIC tax treatment. Over time, we expect that substantially all of our ICTI will be distributed.

We generally intend to reinvest the capital returned to us from our investments. However, GAAP may require us to characterize all or a portion of our non-taxable (i.e., return of capital) distributions from our CLO investments as interest income. See “Risk Factors - Risks Related to Our Investments - CLO investments involve complex documentation and accounting considerations” in the accompanying prospectus.

We have adopted a DRIP that provides for reinvestment of our distributions and other distributions on behalf of our stockholders, unless a stockholder elects to receive cash as provided below. As a result, if our Board authorizes, and we declare, a cash distribution, then our stockholders who have not “opted out” of the DRIP will have their cash distribution automatically reinvested in additional shares of our common stock, rather than receiving the cash distribution. See “Distribution Reinvestment Plan” in the accompanying prospectus. Dividend and capital gains distributions generally are taxable to our stockholders whether they are reinvested in shares of our common stock or received in cash.

THE OFFER

Purpose of the Offer

Our Board of Directors has determined that it would be in the best interests of OFS Credit Company, Inc. and its stockholders to increase the capital available for making additional investments, as well as to pay operating expenses and generally enhance our liquidity. We believe that we must have sufficient liquidity available to remain a credible source of capital. The offering will increase the capital available for us to make additional investments. The offering gives existing stockholders the right to purchase additional shares at a price that is expected to be below market without incurring any commission or charge, while providing us access to such additional capital resources. In connection with the approval of this rights offering, our Board considered, among other things, the following factors:

•
the subscription price relative to the market price and to our net asset value per share, including the likelihood that the net proceeds per share may be below our then current net asset value per share;

•	the increased capital to be available upon completion of the rights offering for us to make additional investments consistent with our investment objective;

•	the dilution to be experienced by non-exercising stockholders;

•	the dilutive effect, if any, the offering will have on the dividends per share we distribute subsequent to completion of the offering;

•	the terms and expenses in connection with the offering relative to other alternatives for raising capital, including fees payable to the dealer manager;

•	the size of the offering in relation to the number of shares outstanding;

•	the fact that the rights will not be listed on the NASDAQ Capital Market during the subscription period;

•	the market price of our common stock, both before and after the announcement of the rights offering;

•	the general condition of the securities markets; and

•	any impact on operating expenses associated with an increase in capital, including an increase in fees payable to OFS Advisor.

We cannot assure you of the amount of dilution, if any, that a stockholder will experience, that the current offering will be successful, or that by increasing the size of our available equity capital, our aggregate expenses and, correspondingly, our expense ratio will be lowered. In addition, the management fee we pay to OFS Advisor is based upon our gross assets, which include any cash or cash equivalents that we have not yet invested in the securities of portfolio companies.

The purpose of setting the determination of the subscription price upon the expiration of the offer is to attract the maximum participation of stockholders in the offer, with minimum dilution to non-participating stockholders.

[The transferable rights will allow non-participating stockholders the potential of receiving cash payment upon the sale of the rights, receipt of which may be viewed as partial compensation for the dilution of their interests.]

We cannot assure you that the current offering will be successful, or that by increasing the size of our available equity capital, our aggregate expenses and, correspondingly, our expense ratio will be lowered. In addition, the management fee we pay to OFS Advisor is based upon our “Total Equity Base.” “Total Equity Base” means the NAV of shares of our common stock and the paid-in capital of our preferred stock, including the Series A Term Preferred Stock.

[In determining that this offer was in our best interest and in the best interests of our stockholders, we have retained [ ], the dealer manager for this offering, to provide us with financial advisory, marketing and soliciting services relating to this offering, including advice with respect to the structure, timing and terms of the offer. In this regard, our Board considered, among other things, using a fixed pricing versus variable pricing mechanism, the benefits and drawbacks of conducting a non-transferable versus a transferable rights offering, the effect on us if this offer is not fully subscribed and the experience of the dealer manager in conducting rights offerings.]

[Although we have no present intention to do so, we may, in the future and in our discretion, choose to make additional rights offerings from time to time for a number of shares and on terms which may or may not be similar to this offer, provided that our Board must determine that each subsequent rights offering is in the best interest of our stockholders. Any such future rights offering will be made in accordance with the 1940 Act.]

Terms of the Offer

We are issuing to record date stockholders [non-transferable/transferable] rights to subscribe for up to approximately [ ] shares of our common stock. Each record date stockholder is being issued one [non-transferable/transferable] right for each whole share owned on the record date. The rights entitle each holder, or rights holder, to acquire at the subscription price to be determined by an authorized committee of our Board [one share for every two rights held (1 for 2), which we refer to as the primary subscription right.] Rights may be exercised at any time during the subscription period, which commences on [ ], 20[ ], the record date, and ends at 5:00 p.m., New York City time, on [ ], 20[ ], the expiration date, unless extended by us.

[The rights are non-transferable and will not be listed for trading on the NASDAQ Capital Market or any other exchange. The shares of our common stock issued pursuant to an exercise of rights will be listed on the NASDAQ Capital Market under the symbol “OCCI.” The rights will be evidenced by subscription certificates which will be mailed to stockholders, except as discussed below under “- Foreign Stockholders.”/ The rights are transferable and will be listed for trading on The NASDAQ Capital Market under the symbol “OCCI” during the course of the offer. The shares of our common stock issued pursuant to an exercise of rights will be listed on The NASDAQ Capital Market under the symbol “OCCI.” The rights will be evidenced by subscription certificates which will be mailed to stockholders, except as discussed below under “-Foreign Stockholders.”]

We will not issue fractional shares upon the exercise of rights; accordingly, rights may be exercised only in multiples of one.

Shares for which there is no subscription during the primary subscription will be offered, by means of the over-subscription privilege, to rights holders who fully exercise the rights issued to them pursuant to this offering (other than those rights that cannot be exercised because they represent in the aggregate the right to acquire less than one share) and who wish to acquire more than the number of shares they are entitled to purchase pursuant to the exercise of their rights. Shares acquired pursuant to the over-subscription privilege are subject to certain limitations and pro-rata allocations. See “- Over-Subscription Privilege” below.

For purposes of determining the number of shares a record date stockholder may acquire pursuant to the offer, broker-dealers, trust companies, banks or others whose shares are held of record by [ ] or by any other depository or nominee will be deemed to be the holders of the rights that are issued to [ ] or the other depository or nominee on their behalf.

There is no minimum number of rights which must be exercised in order for the offer to close

[Over-Subscription Privilege

Shares not subscribed for by rights holders, which we refer to as remaining shares, will be offered, by means of the over-subscription privilege, to rights holders who have fully exercised the rights issued to them and who wish to acquire more than the number of shares they are entitled to purchase pursuant to the basic subscription. Rights holders should indicate on the subscription certificate that they submit with respect to the exercise of the rights issued to them how many additional shares they are willing to acquire pursuant to the over-subscription privilege. If there are sufficient remaining shares, all right holders’ over-subscription requests will be honored in full. If rights holder requests for shares pursuant to the over-subscription privilege exceed the remaining shares available, the available remaining shares will be allocated pro-rata among rights holders who over-subscribe based on the number of shares held on the record date. The percentage of remaining shares each over-subscribing stockholder may acquire will be rounded down to result in delivery of whole shares. The allocation process may involve a series of allocations to assure that the total number of remaining shares available for over-subscriptions is distributed on a pro-rata basis. The formula to be used in allocating the remaining shares is as follows:

Stockholder's Record Date Position / Total Record Date Position of All Over-Subscribers
x Remaining Shares

However, if this pro-rata allocation results in any holder being allocated a greater number of shares than the holder subscribed for pursuant to the exercise of the over-subscription privilege, then such holder will be allocated only such number of shares pursuant to the over-subscription privilege as such holder subscribed for. Banks, brokers, trustees and other nominee holders of rights will be required to certify to the subscription agent, before any over-subscription privilege may be exercised with respect to any particular beneficial owner, as to the aggregate number of rights exercised pursuant to the primary subscription and the number of shares subscribed for pursuant to the over-subscription privilege by such beneficial owner and that such beneficial owner’s primary subscription was exercised in full. We will not offer or sell in connection with this offer any shares that are not subscribed for pursuant to the primary subscription or the over-subscription privilege.]

Subscription Price

The subscription price for the shares to be issued pursuant to the offer is $[ ] per share. See “- Payment for Shares” below. Rights holders who exercise their rights will have no right to rescind a purchase after receipt of their completed subscription certificates together with payment for shares by the subscription agent. We do not have the right to withdraw the rights or cancel this offer after the delivery of the shares of our common stock.

Expiration of the Offer

The offer will expire at 5:00 p.m., New York City time, on [ ], 20[ ], the expiration date, unless extended by us. The rights will expire on the expiration date of the rights offering and may not be exercised thereafter.

Our Board may determine to extend the subscription period, and thereby postpone the expiration date, to the extent our Board determines that doing so is in the best interest of our stockholders. For example, our Board may elect to extend the subscription period in the event there is substantial instability or volatility in the trading price of our common stock on the NASDAQ Capital Market at or near the expiration date, or if any event occurs which causes trading to cease or be suspended on the NASDAQ Capital Market or the financial markets generally. The foregoing are not the only circumstances under which this offer may be extended, and our Board is free to extend the subscription period at its discretion, provided it determines that doing so is in the best interests of our stockholders.

Any extension of the offer will be followed as promptly as practicable by announcement thereof, and in no event later than 9:00 a.m., New York City time, on the next business day following the previously scheduled expiration date. Without limiting the manner in which we may choose to make such announcement, we will not, unless otherwise required by law, have any obligation to publish, advertise or otherwise communicate any such announcement other than by issuing a press release or such other means of announcement as we deem appropriate.

Amendments and Waivers; Termination

We reserve the right to amend the terms and conditions of the offering, whether the amended terms are more or less favorable to you. We will comply with all applicable laws, including the federal securities laws, in connection with any such amendment.

We will decide all questions as to the validity, form and eligibility (including times of receipt, beneficial ownership and compliance with other procedural matters) in our sole discretion, and our determination shall be final and binding. The acceptance of subscription certificates and the subscription price also will be determined by us. Alternative, conditional or contingent subscriptions will not be accepted. We reserve the right to reject any exercise if such exercise is not in accordance with the terms of the offering or not in proper form or if the acceptance thereof or the issuance of shares of our common stock thereto could be deemed unlawful. We, in our sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as we may determine, or reject the purported exercise of any right. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as we determine in our sole discretion. We will not be under any duty to give notification of any defect or irregularity in connection with the submission of subscription certificates or incur any liability for failure to give such notification.

We may, in our sole discretion, terminate the rights offering at any time prior to delivery of the shares of our common stock offered hereby by giving oral or written notice thereof to the subscription agent and making a public announcement thereof. If the offering is terminated, all rights will expire without value and we will promptly arrange for the refund, without interest, of all funds received from holders of rights. All monies received by the subscription agent in connection with the offering will be held by the subscription agent, on our behalf, in a segregated interest-bearing account at a negotiated rate. All such interest shall be payable to us even if we determine to terminate the offering and return your subscription payment. [In addition, no amounts paid to acquire rights on [insert name of any applicable exchange on which rights are listed] or otherwise will be returned.]

Dilutive Effects

Any stockholder who chooses not to participate in the offering should expect to own a smaller interest in us upon completion of the offering. The offering will dilute the ownership interest and voting power of stockholders who do not fully exercise their basic subscription rights. Further, because the net proceeds per share from the offering may be lower than our then current net asset value per share, the offering may reduce our net asset value per share. The amount of dilution, if any, that a stockholder may experience could be substantial.

Shares of closed-end investment companies have in the past frequently traded at discounts to their net asset values. This characteristic of closed-end investment companies is separate and distinct from the risk that our net asset value per share may decline. We cannot predict whether our shares will trade above, at or below our net asset value.

[The transferable feature of the rights will afford non-participating stockholders the potential of receiving cash payment upon the sale of rights, receipt of which may be viewed as partial compensation for the dilution of their interests.]

Information Agent

[ ] will act as the information agent in connection with the offering. The information agent will receive for its services a fee estimated to be approximately $[ ] plus reimbursement of all out-of-pocket expenses related to the offering. [ ] can be contacted at the below address:

Subscription Agent

[ ] will act as the subscription agent in connection with this offer. The subscription agent will receive for its administrative, processing, invoicing and other services a fee estimated to be approximately $[ ] plus reimbursement for all out-of-pocket expenses related to the offer.

Completed subscription certificates must be sent together with full payment of the subscription price for all shares subscribed for in the primary subscription and pursuant to over-subscription privilege to the subscription agent by the method described below. We will accept only properly completed and duly executed subscription certificates actually received at any of the addresses listed below, at or prior to 5:00 p.m., New York City time, on the expiration date of the rights offering. See “- Payment for Shares” below. In this prospectus, close of business means 5:00 p.m., New York City time, on the relevant date.

Subscription Certificate Delivery Method	Address/Number
By Notice of Guaranteed Delivery:
Contact an Eligible Guarantor Institution, which may include a commercial bank or trust company, a member firm of a domestic stock exchange or a savings bank or credit union, to notify us of your intent to exercise the rights.

By First Class Mail Only (Not Overnight /Express Mail):

By Overnight Delivery:

Delivery to an address other than one of the addresses listed above will not constitute valid delivery.

Any questions or requests for assistance concerning the method of subscribing for shares or for additional copies of this prospectus or subscription certificates or notices of guaranteed delivery may be directed to the information agent at its telephone number and address listed below:

Stockholders may also contact their broker-dealers or nominees for information with respect to the offer.

[Non-Transferability of Rights/The Rights are Transferable

The rights are not transferable and will not be listed for trading on the NASDAQ Capital Market or any other stock exchange. The rights may not be purchased or sold and there will not be any market for trading the rights. The shares of common stock to be issued pursuant to this offering will be listed for trading on the NASDAQ Capital Market under the symbol “OCCI.”/ The rights will be listed for trading on The NASDAQ Capital Market under the symbol “OCCI” subject to notice of issuance. We and the dealer manager will use our best efforts to ensure that an adequate trading market for the rights will exist, although no assurance can be given that a market for the rights will develop. Trading in the rights on The NASDAQ Capital Market is expected to be conducted beginning on or about [ ], 20[ ], and continuing until [ ], 20[ ] (or if the offer is extended, until the extended expiration date). Rights holders are encouraged to contact their broker-dealer, bank, trustee or other nominees for more information about trading of the rights.

Sales Through Subscription Agent and Dealer Manager

Stockholders who do not wish to exercise any or all of their rights may instruct the subscription agent to sell any rights they do not intend to exercise themselves through or to the dealer manager. Subscription certificates representing the rights to be sold through or to the dealer manager must be received by the subscription agent on or before , (or if the offer is extended, on or before two business days prior to the extended expiration date). Upon the timely receipt by the subscription agent of appropriate instructions to sell rights, the subscription agent will ask the dealer manager either to purchase or to use its best efforts to complete the sale and the subscription agent will remit the proceeds of the sale to the selling stockholders. If the rights can be sold, sales of such rights will be deemed to have been effected at the weighted-average price received by the dealer manager on the day such rights are sold. The sale price of any rights sold to the dealer manager will be based upon the then current market price for the rights. The dealer manager will also attempt to sell all rights which remain unclaimed as a result of subscription certificates being returned by the postal authorities to the subscription agent as undeliverable as of the fourth business day prior to the expiration date of the rights offering. The subscription agent will hold the proceeds from those sales for the benefit of such non-claiming stockholders until such proceeds are either claimed or revert to the state pursuant to applicable state law. There can be no assurance that the dealer manager will purchase or be able to complete the sale of any such rights, and neither we nor the dealer manager has guaranteed any minimum sales price for the rights. If a stockholder does not utilize the services of the subscription agent and chooses to use another broker-dealer or other financial institution to sell rights, then the other broker-dealer or financial institution may charge a fee to sell the rights.

Other Transfers

The rights evidenced by a subscription certificate may be transferred in whole by endorsing the subscription certificate for transfer in accordance with the accompanying instructions. A portion of the rights evidenced by a single subscription certificate

(but not fractional rights) may be transferred by delivering to the subscription agent a subscription certificate properly endorsed for transfer, with instructions to register such portion of the rights evidenced thereby in the name of the transferee and to issue a new subscription certificate to the transferee evidencing such transferred rights. In such event, a new subscription certificate evidencing the balance of the rights, if any, will be issued to the stockholder or, if the stockholder so instructs, to an additional transferee. The signature on the subscription certificate must correspond to the name as written upon the face of the subscription certificate in every particular, without alteration or enlargement, or any change. A signature guarantee must be provided by an Eligible Guarantor Institution as that term is defined in Rule 17Ad-15 under the Exchange Act, subject to the standards and procedures adopted by us.

Stockholders wishing to transfer all or a portion of their rights should allow at least five business days prior to the expiration date of the rights offering for (1) the transfer instructions to be received and processed by the subscription agent, (2) a new subscription certificate to be issued and transmitted to the transferee or transferees with respect to transferred rights, and to the transferor with respect to retained rights, if any, and (3) the rights evidenced by such new subscription certificate to be exercised or sold by the recipients thereof. Neither we nor the subscription agent nor the dealer manager shall have any liability to a transferee or transferor of rights if subscription certificates are not received in time for exercise or sale prior to the expiration date (or if the offer is extended, on or before two business days prior to the extended expiration date) of the rights offering.

Except for the fees charged by the subscription agent [and dealer manager], which will be paid by us, all commissions, fees and other expenses (including brokerage commissions and transfer taxes) incurred or charged in connection with the purchase, sale or exercise of rights will be for the account of the transferor of the rights, and none of those commissions, fees or expenses will be paid by us, the subscription agent or the dealer manager.

We anticipate that the rights will be eligible for transfer through, and that the exercise of the primary subscription and the over-subscription privilege may be effected through, the facilities of the Depository Trust Company (“DTC”). Holders of DTC exercised rights may exercise the over-subscription privilege in respect of such DTC exercised rights by properly completing and duly executing and delivering to the subscription agent, at or prior to 5:00 p.m., New York City time, on the day prior to the expiration date of the rights offering, a nominee holder over-subscription certificate or a substantially similar form satisfactory to the subscription agent, together with payment of the subscription price for the number of shares for which the over-subscription privilege is to be exercised.]

Methods for Exercising Rights

Rights are evidenced by subscription certificates that, except as described below under “- Foreign Stockholders,” will be mailed to record date stockholders or, if a record date stockholder’s shares are held by [ ] or any other depository or nominee on their behalf, to [ ] or such depository or nominee. Rights may be exercised by completing and signing the subscription certificate that accompanies this prospectus and mailing it in the envelope provided, or otherwise delivering the completed and duly executed subscription certificate to the subscription agent, together with payment in full for the shares at the subscription price by the expiration date of the rights offering. Completed subscription certificates and related payments must be received by the subscription agent prior to 5:00 p.m., New York City time, on or before the expiration date at the offices of the subscription agent at the address set forth above. Fractional shares will not be issued upon the exercise of rights.

[Exercise of the Over-Subscription Privilege

Record date stockholders who fully exercise all rights issued to them may participate in the over-subscription privilege by indicating on their subscription certificate the number of shares they are willing to acquire. If sufficient remaining shares are available after the primary subscription, all over-subscriptions will be honored in full; otherwise remaining shares will be allocated to record date stockholders, and the number of remaining shares issued to some or all rights holders participating in the over-subscription privilege may be reduced as described under “- Over-Subscription Privilege” above.]

Record Date Stockholders Whose Shares Are Held By a Nominee

Record date stockholders whose shares are held by a nominee, such as a bank, broker-dealer or trustee, must contact that nominee to exercise their rights. In that case, the nominee will complete the subscription certificate on behalf of the record date stockholder and arrange for proper payment by one of the methods set forth under “- Payment for Shares” below.

Nominees

Nominees, such as brokers, trustees or depositories for securities, who hold shares for the account of others, should notify the respective beneficial owners of the shares as soon as possible to ascertain the beneficial owners’ intentions and to obtain instructions with respect to the rights. If the beneficial owner so instructs, the nominee should complete the subscription certificate and submit it to the subscription agent with the proper payment as described under “- Payment for Shares” below.

All questions as to the validity, form, eligibility (including times of receipt and matters pertaining to beneficial ownership) and the acceptance of subscription forms and the subscription price will be determined by us, which determinations will be final and binding. No alternative, conditional or contingent subscriptions will be accepted. We reserve the right to reject any or all subscriptions not properly submitted or the acceptance of which would, in the opinion of our counsel, be unlawful.

We reserve the right to reject any exercise if such exercise is not in accordance with the terms of this rights offering or not in proper form or if the acceptance thereof or the issuance of shares of our common stock thereto could be deemed unlawful. We reserve the right to waive any deficiency or irregularity with respect to any subscription certificate. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as we determine in our sole discretion. We will not be under any duty to give notification of any defect or irregularity in connection with the submission of subscription certificates or incur any liability for failure to give such notification.

Foreign Stockholders

Subscription certificates will not be mailed to foreign stockholders. Foreign stockholders will receive written notice of this offer. The subscription agent will hold the rights to which those subscription certificates relate for these stockholders’ accounts until instructions are received to exercise the rights, subject to applicable law. If no instructions have been received by the expiration date, such rights will expire.

Payment for Shares

Participating rights holders may send the subscription certificate together with payment for the shares acquired in the primary subscription and any additional shares subscribed for pursuant to the over-subscription privilege to the subscription agent based on the subscription price of $[ ] per share. To be accepted, the payment, together with a properly completed and executed subscription certificate, must be received by the subscription agent at one of the subscription agent’s offices set forth above, at or prior to 5:00 p.m., New York City time, on the expiration date.

All payments by a participating rights holder must be in U.S. dollars by money order or check or bank draft drawn on a bank or branch located in the U.S. and payable to [ ], as Subscription Agent. The subscription agent will deposit all funds received by it prior to the final payment date into a segregated account pending pro-ration and distribution of the shares.

The method of delivery of subscription certificates and payment of the subscription price to us will be at the election and risk of the participating rights holders, but if sent by mail it is recommended that such certificates and payments be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment prior to 5:00 p.m., New York City time, on the expiration date. Because uncertified personal checks may take at least five business days to clear, you are strongly urged to pay, or arrange for payment, by means of certified or cashier’s check or money order.

On a date within ten business days following the expiration date, the subscription agent will send to each participating rights holder (or, if rights are held by [ ] or any other depository or nominee, to [ ] or such other depository or nominee) a confirmation showing (1) the number of shares purchased pursuant to the primary subscription, (2) the number of shares, if any, acquired pursuant to the over-subscription privilege, (3) the per share and total purchase price for the shares, and (4) any additional amount payable to us by the participating rights holder or any excess to be refunded by us to the participating rights holder, in each case based on the subscription price as determined on the expiration date. Any additional payment required from a participating rights holder must be received by the subscription agent within ten business days after the confirmation date. Any excess payment to be refunded by us to a participating rights holder will be mailed by the subscription agent to the rights holder as promptly as practicable. No interest will be paid on any amounts refunded.

Issuance of the shares purchased is subject to collection of checks and actual payment. If a participating rights holder who subscribes for shares pursuant to the primary subscription or over-subscription privilege does not make payment of any amounts due by the expiration date or within ten business days of the confirmation date, as applicable, the subscription agent reserves the right to take any or all of the following actions: (1) reallocate the shares to other participating rights holders in accordance with the over-subscription privilege; (2) apply any payment actually received by it from the participating rights holder toward the purchase of the greatest whole number of shares which could be acquired by such participating rights holder upon exercise of the primary subscription and/or the over-subscription privilege; and/or (3) exercise any and all other rights or remedies to which it may be entitled, including the right to set off against payments actually received by it with respect to such subscribed for shares.

All questions concerning the timeliness, validity, form and eligibility of any exercise of rights will be determined by us, whose determinations will be final and binding. We in our sole discretion may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as we may determine, or reject the purported exercise of any right. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as we determine in our sole discretion. The subscription agent will not be under any duty to give notification of any defect or irregularity in connection with the submission of subscription certificates or incur any liability for failure to give such notification.

Participating rights holders will have no right to rescind their subscription after receipt of their payment for shares by the subscription agent.

Delivery of Stock Certificates

Participants in our dividend reinvestment plan will have any shares that they acquire pursuant to the offer credited to their stockholder dividend reinvestment accounts in the plan. Stockholders whose shares are held of record by [ ] or by any other depository or nominee on their behalf or their broker-dealers’ behalf will have any shares that they acquire credited to the account of [ ] or the other depository or nominee. With respect to all other stockholders, stock certificates for all shares acquired will be mailed after payment for all the shares subscribed for has cleared, which may take up to 15 days from the date of receipt of the payment.

Federal Income Tax Consequences of the Offer

For U.S. federal income tax purposes, neither the receipt nor the exercise of the rights by record date stockholders will result in taxable income to such stockholders, and no loss will be realized if the rights expire without exercise.

A record date stockholder’s basis in a right will be zero unless either (1) the fair market value of the right on the date of distribution is 15% or more of the fair market value of the shares with respect to which the right was distributed or (2) the record date stockholder elects, in his or her federal income tax return for the taxable year in which the right is received, to allocate part of the basis of the shares to the right. If either of clauses (1) or (2) is applicable, then if the right is exercised, the record date stockholder will allocate his or her basis in the shares with respect to which the right was distributed between the shares and the right in proportion to the fair market values of each on the date of distribution.

The holding period of a right received by a record date stockholder includes the holding period of the shares with regard to which the right is issued. If the right is exercised, the holding period of the shares acquired begins on the date the right is exercised. A record date stockholder’s basis for determining gain or loss upon the sale of a share acquired upon the exercise of a right will be equal to the sum of the record date stockholder’s basis in the right, if any, and the subscription price per share. A record date stockholder’s gain or loss recognized upon a sale of a share acquired upon the exercise of a right will be capital gain or loss (assuming the share was held as a capital asset at the time of sale) and will be long-term capital gain or loss if the share is held for more than one year.

The foregoing is a general summary of the material U.S. federal income tax consequences of the offer under the provisions of the Code and Treasury regulations in effect as of the date of the prospectus that are generally applicable to record date stockholders who are U.S. persons within the meaning of the Code, and does not address any foreign, state or local tax consequences. The Code and Treasury regulations are subject to change or differing interpretations by legislative or administrative action, which may be retroactive. Participating rights holders should consult their tax advisors regarding specific questions as to foreign, federal, state or local taxes.

ERISA Considerations

Stockholders who are employee benefit plans subject to the Employee Retirement Income Security Act of 1974, or ERISA (including corporate savings, pension and 401(k) plans), Keogh or H.R. 10 plans of self-employed individuals and individual retirement accounts (IRA's) should be aware that additional contributions of cash to a retirement plan (other than rollover contributions or trustee-to-trustee transfers from other retirement plans) in order to exercise rights would be treated as contributions to the retirement plan and, when taken together with contributions previously made, may result in, among other things, excise taxes for excess or nondeductible contributions. In the case of retirement plans qualified under Section 401(a) of the Code and certain other retirement plans, additional cash contributions could cause the maximum contribution limitations of Section 415 of the Code or other qualification rules to be violated. It may also be a reportable distribution and there may be other adverse tax and ERISA consequences if rights are sold or transferred by a retirement plan.

Retirement plans and other tax exempt entities, including governmental plans, should also be aware that if they borrow in order to finance their exercise of rights, they may become subject to the tax on unrelated business taxable income under Section 511 of the Code. If any portion of an individual retirement account is used as security for a loan, the portion so used is also treated as distributed to the individual retirement account depositor. ERISA contains fiduciary responsibility requirements, and ERISA and the Code contain prohibited transaction rules that may impact the exercise of rights. Due to the complexity of these rules and the penalties for noncompliance, stockholders who are employee benefit plans, tax exempt entities or holding rights through an individual retirement account should consult with counsel and other advisers regarding the consequences of investing in and exercise of their rights, including implications under ERISA and the Code.

[Distribution Arrangements

[ ], which is a broker-dealer and a member of the Financial Industry Regulatory Authority, will act as dealer manager for this offering. [ ] will be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act with respect to this offering. Under the terms and subject to the conditions contained in the dealer management agreement, the dealer manager will provide financial advisory and marketing services in connection with this offering and will solicit the exercise of rights and participation in the over-subscription privilege. This offering is not contingent upon any number of rights being exercised. We have agreed to pay the dealer manager a fee for its financial advisory, marketing and soliciting services equal to [ ]% of the aggregate subscription price for shares issued pursuant to this offering, other than shares issued pursuant to the exercise of subscription rights by the Affiliates. In addition, we have agreed to reimburse the dealer manager an aggregate amount up to $[ ] for their expenses incurred in connection with this offering.

The dealer manager will reallow to other broker-dealers that have executed and delivered a soliciting dealer agreement and have solicited the exercise of rights, solicitation fees equal up to [ ]% of the subscription price per share for each share issued pursuant to the exercise of rights as a result of their soliciting efforts, subject to a maximum fee based on the number of shares held by each broker-dealer through DTC on the record date. Fees will be paid by us to the broker-dealer designated on the applicable portion of the subscription certificates or, in the absence of such designation, to the dealer manager.

We have agreed to indemnify the dealer manager for, or contribute to losses arising out of, certain liabilities, including liabilities under the Securities Act. The dealer manager agreement also provides that the dealer manager will not be subject to any liability to us in rendering the services contemplated by the dealer manager agreement except for any act of bad faith, willful misfeasance, or gross negligence of the dealer manager or reckless disregard by the dealer manager of its obligations and duties under the dealer manager agreement. However, the dealer manager has agreed to indemnify us for, or contribute to any such losses arising out of or based upon an untrue statement or omission of a material fact in this Prospectus that was made in reliance upon information that the dealer manager provided to the Company for use herein. Because [ ] will be an underwriter, [ ] will be subject to the prospectus delivery requirements of the Securities Act and will be subject to certain statutory liabilities, including, but not limited to, under the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”).

We have also agreed not to directly or indirectly sell, offer to sell, enter into any agreement to sell, or otherwise dispose of, any of our common stock or securities convertible into such securities, other than the rights, the shares and the common stock issued in connection with the reinvestment of dividends or distributions, for a period of [ ] days from the expiration date without the prior consent of the dealer manager.

The principal business address of [ ] is [ ].

Prior to the expiration of this offering, the dealer manager may independently offer for sale shares of our common stock at prices it sets. The dealer manager may realize profits or losses independent of any fees described in this prospectus.

This offering is being conducted in compliance with Rule 5110 of the Conduct Rules of the Financial Industry Regulatory Authority.]

Additional Dealer Manager Compensation

The dealer manager and/or its affiliates have from time to time performed and may in the future perform various commercial banking, financial advisory and investment banking services for us and our affiliates for which they have received or will receive customary compensation. [Describe any specific transactions and compensation related thereto required to be disclosed by applicable law or regulation.]

Certain Effects of this Offer

OFS Advisor will benefit from this offer because a portion of the investment advisory fee we pay to OFS Advisor is based on our gross assets. See “Management - Investment Advisory Agreement” in the accompanying prospectus. It is not possible to state precisely the amount of additional compensation OFS Advisor will receive as a result of this offer because it is not known how many shares will be subscribed for and because the net proceeds of the offer will be invested in additional portfolio securities, which will fluctuate in value. However, assuming (1) all rights are exercised, (2) the subscription price is $[ ] per share, and (3) all of the net proceeds from the offer are invested in additional portfolio companies, and after giving effect to dealer manager fees and other expenses related to this offer, OFS Advisor would receive additional annualized base advisory fees of approximately $[ ], and the amount of the administrative fee received by OFS Services would not change. Two of our directors who voted to authorize this offer are interested persons of OFS Advisor. The other directors who approved this offer are not affiliated with OFS Advisor. As a result of the terms of this offer, stockholders who do not fully exercise their rights will own, upon completion of this offer, a smaller proportional interest in us than they owned prior to the offer, including with respect to voting rights.

As a result of the terms of this offer, stockholders who do not fully exercise their rights will own, upon completion of this offer, a smaller proportional interest in us than they owned prior to the offer, including with respect to voting rights. In addition, because the net proceeds per share from this offering may be less than the net asset value per share, based on our current market price, the offering may result in an immediate dilution of net asset value per share for all of our stockholders. If the subscription price per share is substantially less than the then current net asset value per share, such dilution could be substantial. Any such dilution will disproportionately affect non-exercising stockholders. If the subscription price is less than our then current net asset value per share, then all stockholders will experience a decrease in the net asset value per share held by them, irrespective of whether they exercise all or any portion of their rights. This offering may also cause dilution in the dividends per share we are able to distribute subsequent to completion of the offering. See “Dilution.”

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by Eversheds Sutherland (US) LLP, Washington, DC. Certain legal matters in connection with the offering will be passed upon for the underwriters by [ ].
EXPERTS

The financial statements as of [ ], 20[ ] and for the year ended [ ], 20[ ] included in this prospectus supplement have been so included in reliance on the report of KPMG LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

AVAILABLE INFORMATION

 We have filed with the SEC a registration statement on Form N-2 together with all amendments and related exhibits under the Securities Act. The registration statement contains additional information about us and the securities being offered by this prospectus supplement and the accompanying prospectus.

We are required to file with or submit to the SEC annual and semi-annual reports, proxy statements and other information meeting the informational requirements of the Exchange Act. The SEC maintains an Internet site that contains reports, proxy and information statements and other information filed electronically by us with the SEC which are available on the SEC’s website at http://www.sec.gov. Copies of these reports, proxy and information statements and other information may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov. This information is also available free of charge by contacting us at OFS Credit Company, 10 S. Wacker Drive, Suite 2500, Chicago, IL 60606, by telephone at (847) 734-2000, or on our website at www.ofscreditcompany.com.

OFS Credit Company, Inc.

PRELIMINARY PROSPECTUS SUPPLEMENT
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